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                              TELEMUNDO GROUP, INC.

                                  $[         ]
                               [  %] SENIOR NOTES
                                    DUE 2006

                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                               February __, 1996


Salomon Brothers Inc
Alex. Brown & Sons Incorporated
BT Securities Corporation
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

          Telemundo Group, Inc., a Delaware corporation (the "Company"), proposes to sell to Salomon Brothers Inc, Alex. Brown & Sons Incorporated and BT Securities Corporation (each an "Underwriter" and together, the "Underwriters") [ %] Senior Notes due 2006 in the aggregate principal amount of $___,000,000 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of _______________________, 1996 (the "Indenture") between the Company and Bank of Montreal Trust Company, as trustee (the "Trustee"), which shall contain the terms described in the Prospectus (as defined below).

          The Securities are being issued and sold in connection with the acquisition by the Company through a wholly owned subsidiary (the "Acquisition") of a 74.5% interest in Video 44, an Illinois general partnership ("Video 44") and the refinancing (the "Refinancing") of certain of the Company's outstanding indebtedness. The Refinancing includes (i) the Company's offer (the "Purchase Offer") to holders of the Company's 10.25% Senior Notes due 2001 (the "Old Notes"), upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated November 27, 1995 (the "Offer to Purchase"), to purchase for cash any and all of the outstanding Old Notes and
(ii) the Company's solicitation of consents from holders of the Old Notes to amendments (the
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"Proposed Amendments") to certain of the provisions in the indenture governing the Old Notes (the "Old Note Indenture") and payment of a consent fee in connection therewith as described in the Offer to Purchase. After receipt of the Requisite Consents (as defined in the Offer to Purchase) from holders of Old Notes, the Company and the trustee under the Old Note Indenture entered into a supplemental indenture to give effect to the Proposed Amendments (the "Supplemental Indenture"). The Acquisition and the Refinancing are collectively referred to herein as the "Transactions". The Supplemental Indenture and the Agreement to Purchase NST Venture Interest and Capital Stock dated as of November 8, 1995 between a subsidiary of the Company and the other parties thereto are collectively referred to as the "Transaction Documents".

          1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (y) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 33-64599) on such Form, including a related form of preliminary prospectus, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related form of preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus, (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4) or (C) a final prospectus in accordance with Rules 415 and 424(b)(2) or (5). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all


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     material respects with the applicable requirements of the Securities
     Exchange Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and, on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the Company and each subsidiary has all necessary corporate power and authority to enter into and consummate the Transactions and execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance by the Company of its obligations under this Agreement and the Indenture, and the execution, delivery and performance by the Company and each subsidiary of its obligations under and each Transaction Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company and such subsidiary. This Agreement has been duly executed and delivered by the Company. Each Transaction Document has been or, by the Closing Date, will be duly executed and delivered by the Company or a subsidiary substantially in the form previously delivered to you and, when executed and delivered by the Company or such subsidiary and assuming due execution by the other parties thereto, will constitute legal, valid and binding obligations of the Company and such subsidiary, enforceable against the Company or such subsidiary, as the case may be, in accordance with their respective terms. At or prior to the Closing Date, the Company will have duly executed and delivered each Transaction Document to be executed and delivered by the Company or a subsidiary.

          (d) The Company has all requisite corporate power and authority to execute, issue and deliver the Securities and to incur and perform its obligations thereunder. The Securities have been duly authorized by the Company and, when executed, authenticated and issued in the manner provided for in the Indenture and the Securities, as applicable, and delivered against payment of the purchase price therefor


                                       -3-
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     as provided herein, the Securities will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms; the Securities will, when issued, authenticated and delivered, conform in all material respects to the description thereof contained in the Prospectus;

          (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture; and the Indenture has been duly authorized by the Company, will be substantially in the form heretofore delivered to you, and, when executed and delivered by the Company and assuming due execution by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. At the Closing Date, the Company will have duly executed and delivered the Indenture, and the Indenture will have been duly qualified under the Trust Indenture Act. The Indenture when executed and delivered will conform in all material respects to the description thereof contained in the Prospectus.

          (f) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, and in which the failure to be so qualified or to be in good standing would, in the aggregate in all such cases, have a material adverse effect on the business, condition
     (financial or otherwise), results of operation, operations or prospects of the Company and its subsidiaries on a consolidated basis (a "Material Adverse Effect"). Except for __________, the Company's only subsidiaries are those listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and the only subsidiaries that are "significant subsidiaries" as defined in Regulation S-X under the Act are ___________.

          (g) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock and indebtedness of the Company conforms to the description thereof to the extent contained in the Prospectus; the outstanding shares of Series A common stock, par value $.01 per share, and Series B common stock, par value $.01 per share (collectively, the "Common Stock") have been duly authorized and validly issued and are fully paid and nonassessable; and none of such shares have been issued in violation of or subject to preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for the capital stock of the Company.

          (h) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and


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     nonassessable, and all such outstanding shares are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any lien, claim, security interest or other encumbrance, restriction on transfer or other defect in title except for encumbrances under the Credit Facility (as defined in the Prospectus).

          (i) Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and except as described in the Prospectus or in the Registration Rights Agreement dated December 30, 1994 (the "Registration Rights Agreement"), by and among the Company, Apollo Advisors, L.P. ("Apollo"), and Reliance Insurance Company, as supplemented by the letter dated December 27, 1995, among the Company, Salomon and Apollo, there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Securities or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required under the Act and the rules and regulations of the Commission thereunder (the "Regulations") to be shown with respect to such plans, arrangements, options and rights.

          (j) There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Prospectus which is not adequately disclosed in the Prospectus, and there is no franchise, contract, agreement or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein, which is not described or filed as required. The statements in the Prospectus under the captions "Business--Legal Proceedings" and "Risk Factors--Telenoticias" and descriptions in the Registration Statement and the Prospectus of statutes, regulations, contracts, franchises, other documents, and pending or threatened actions, suits or proceedings before any court or arbitrator, or brought by any governmental agency, authority or body are accurate in all material respects and fairly summarize the matters therein described.

          (k) The consolidated financial statements of the Company and its consolidated subsidiaries, and the financial statements of Video 44 together with related schedules and notes, included in the Registration Statement and the Prospectus present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries and Video 44, respectively, for the periods or at the dates therein specified; such consolidated financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved except as otherwise noted in such financial statements; and the other financial data concerning the Company, its subsidiaries and Video 44 set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and were derived from such financial statements and the books and records of the Company or Video 44, as the case may be. The pro forma consolidated financial statements and other pro forma financial data included in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Deloitte & Touche LLP and, with respect to the financial statements of Video 44 only, Price Waterhouse LLP, whose reports are filed with the Commission as a part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the Regulations.

          (l) Neither the Company nor any of its subsidiaries is, and after giving effect to the Transactions will be, in violation of its charter, bylaws, agreement of partnership or limited partnership or other organizational documents, or in violation in any material respect of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or its subsidiaries, or in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or its subsidiaries are a party or by which it or any of their properties may be bound.

          (m) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own their properties and to conduct their business in the manner described in the Prospectus and to consummate the Transactions, except where the failure so to have would not, in all such cases in the aggregate, result in a Material Adverse Effect; the Company and each subsidiary has fulfilled and performed all of


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     their obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit which would result, in the aggregate, in a Material Adverse Effect; and none of such permits contains any restriction that is burdensome to the Company or its subsidiaries in conducting its or their business as described in the Prospectus or to consummate the Transactions which would result, in the aggregate, in a Material Adverse Effect.

          (n) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (1) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (2) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (3) any obligation, direct or contingent, that is material to the Company incurred by the Company, except obligations incurred in the ordinary course of business, (4) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (5) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (6) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

          (o)  Except as set forth in the Registration Statement and Prospectus,
     (1) the Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a Material Adverse Effect, (2) except where the failure would not have a Material Adverse Effect, the agreements to which the Company is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company and its subsidiaries (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and
     (3) except where the failure would not have a Material Adverse Effect, the Company has valid and enforceable leases for all properties described in the Registration Statement and the Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and the Prospectus, and except where the failure would not have a Material Adverse Effect, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

          (p) The Company and its subsidiaries have filed all federal, state, local, and foreign tax returns required to be filed, which returns are true and correct in all


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     material respects, and the Company and its subsidiaries are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where either (i) the amount of such unpaid taxes is not in excess of the amount reserved therefor, or (ii) the Company is contesting such default in good faith through appropriate proceedings.

          (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (r) The Company and its subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, and know-how or other similar rights ("Intellectual Property") necessary for the conduct of their business as described in the Prospectus, neither the Company nor its subsidiaries have infringed, are now infringing, and their business as presently conducted and as proposed to be conducted will not cause any of them to infringe, any Intellectual Property belonging to any other person, which infringement or infringements, either individually or in the aggregate, could have a Material Adverse Effect; the Company has not received any claim or notice of infringement or potential infringement of any Intellectual Property of any other person which could have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any claim against a third party with respect to the infringement by such third party of Intellectual Property of the Company or any such subsidiary material to the business or prospects of the Company and its subsidiaries considered as a whole. To the Company's knowledge, the Company is not using any confidential information or trade secrets of any former employer of any past or present employees.

          (s) Neither the Company nor any of its subsidiaries is involved in any labor dispute with any union or group of employees nor, to the knowledge of the Company, is any dispute threatened; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, distributors, licensees or contractors, in each case, which might reasonably be expected to result in a Material Adverse Effect.

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          (t)  There has not been any generation, use, handling, transportation, treatment, storage, release or disposal of any Hazardous Substance (as defined herein) in connection with the conduct of the business of the Company or any subsidiary or the use of any property or facility of the Company or any subsidiary which has created any liability under any Environmental Laws that is or could reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus and except for matters that in the aggregate could not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any subsidiary has received (1) any notice or claim to the effect that it is or may be liable to any person as a result of the release or threatened release of any Hazardous Substance or (2) any letter or request for information under
     Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and (ii) to the best of the Company's knowledge, none of the operations of the Company or any subsidiary is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or a threatened release of any Hazardous Substance at any facility of the Company or any subsidiary or at any other location at which work produced by the Company's or subsidiaries' operations may have been disposed.

               "Hazardous Substance" shall mean any (1) substance that is defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TCLP toxicity," or "EP toxicity," (2) oil, petroleum or petroleum-derived substance and drilling fluid, produced water, and other waste associated with the exploration, development, or production or crude oil, natural gas, or geothermal resources, or
     (3) flammable substance or explosive, any radioactive material, any hazardous waste or substance, any toxic waste or substance or any other material or pollutant which poses a hazard to any property of the Company or to persons on or about such property.

          (u) The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses, including, but not limited to, general liability insurance and insurance covering real and personal property owned or leased by the Company or any of its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (v) Neither the Company nor any subsidiary is an investment company or is controlled by an investment company or investment companies required to be registered under

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     the Investment Company Act of 1940, as amended, and the rules and regulation of the Commission thereunder.

          (w) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement, the Indenture or each Transaction Document by the Company nor the consummation by the Company or by a subsidiary of the transactions contemplated hereby, thereby or by the Prospectus (i) requires any consent, approval, authorization or other order of or registration or filing with any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may have been obtained or such as may be required for the registration of the Securities under the Act and compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Company or
     (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any subsidiary or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject, in each case which would have a Material Adverse Effect.

          (x) The Company's plan of reorganization (the "Plan of Reorganization") was confirmed by order (Doc. No. 297) (the "Confirmation Order") of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") on July 20, 1994 after adequate notice and a hearing, both in compliance with the United States Bankruptcy Code, 11 U.S.C. Section 101 et. seq. (the "Code"), and applicable national and local bankruptcy rules (the "Bankruptcy Rules"). Notice in compliance with the Code, the Bankruptcy Rules and the Confirmation Order was given of the time fixed for filing proofs of claims by the order of the Bankruptcy Court entered ___________________. Each of the Plan of Reorganization and the Confirmation Order remains in force and effect, without amendment, and the Plan of Reorganization has been consummated (within the meaning of 11 U.S.C. Section 1101(2)) in accordance with its terms. The Company is not in violation of, and no default by the Company exists with respect to, any term or provision of the Plan of Reorganization or the Confirmation Order. There is no condition specified in the Plan of Reorganization the occurrence of which would result in the termination of the Plan of Reorganization. The bankruptcy petition regarding the Company was terminated on July 19, 1995. No appeal of the Confirmation Order has been filed, and no request for revocation of the Confirmation Order under 11 U.S.C. Section 1144 has been made and the time permitted under the Code for filings appeals or requesting revocation has lapsed; and there is no other legal or governmental proceeding pending or, to the Company's knowledge, threatened challenging or questioning the Plan of Reorganization, the Confirmation Order, or the implementation of either of them.

          (y) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or a registration statement filed with respect to the Securities pursuant to Rule 462(b) (or post-effective amendment thereto), becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or registration statement (or amendment thereto) pursuant to Rule 462(b), respectively. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A or any Term Sheet filed pursuant to Rule 434. "Rule 424", "Rule 430A," "Rule 434" and Rule 462 refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act.

          2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amounts of the Securities set forth opposite such Underwriter's name in Schedule I hereto at a purchase price of ___% of the principal amount thereof.

          3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on ________________, 1996, or such later date (not later than _______________, 1996) as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the respective accounts of the Underwriters against payment by the several Underwriters of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company at the Company's request by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds or wire transfer and payable in immediately available funds, with appropriate reimbursement for the cost of funds. Delivery of the Securities shall be made at such location in New York, New York as the Underwriters shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 399 Park Avenue, New York, New York 10022. Certificates for the Securities shall be registered in such names and in such denominations as the Underwriters may request not less than two full business days in advance of the Closing Date.

          The Company agrees to have the Securities available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          5. AGREEMENTS. The Company agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

          (f) The Company will apply the net proceeds from the sale of its Securities substantially in accordance with the description set forth in the Prospectus and any Preliminary Prospectus under the heading "Use of Proceeds."

          (g) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than
     (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Underwriters the opinions of the Assistant General Counsel of the Company, Akin, Gump, Strauss,
     Hauer & Feld, L.L.P., and Hogan & Hartson, L.L.P., counsel for the Company, dated the Closing Date, substantially in the form of Exhibit A hereto.

          (c) The Underwriters shall have received from Munger, Tolles & Olson, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Underwriters a certificate of the Company, signed on behalf of the Company by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (e) At the Execution Time and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act the respective applicable published rules and regulations thereunder;

               (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of the following:

                    (1) a reading of the minutes of the meetings of the stockholders, directors and the Audit and Compensation Committees of the Company and, where applicable, the Company's subsidiaries;


                    (2) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited interim financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and reading the unaudited interim financial data for the period from the date of the latest audited balance sheet included in the Registration Statement to the date of the latest available interim financial data; and

                    (3) inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company regarding its subsidiaries as to transactions and events subsequent to the December 31, 1994 audited financial statements incorporated in the Prospectus, nothing came to their attention which caused them to believe that:

                    (1) the unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder;

                    (2) any material modifications should be made to the unaudited financial statements for them to be in conformity with generally accepted accounting principles; or

                    (3) with respect to the period subsequent to September 30, 1995, at a specified date not more than five business days prior to the date of the letter, there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or stockholders' equity (deficiency) of the Company as compared with the amounts shown on the September 30, 1995 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from October 1, 1995 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenue or in total or per share amounts of net income of the Company and its consolidated subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters; and

               (iii) they are unable to and do not express any opinion on the pro forma capitalization or Pro Forma Consolidated Financial Statements of the Company or on the pro forma adjustments applied to the historical amounts included in such statements (the "Pro Forma Information"); however, for purposes of such letter they have:

                    (1) read the Pro Forma Information;

                    (2) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Information above complies in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X;

                    (3) compared the historical amounts in the Pro Forma
               Information with the Company's audited financial statements or accounting records; and

                    (4) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Information; and

               on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Information included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

               (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Summary Historical and Proforma Consolidated Financial Data," "Risk Factors", "Selected Historical Consolidated Financial Data," "Capitalization," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business" in the Prospectus, agrees with the accounting records of the Company and its subsidiaries.

          References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

          (f) At the Execution Time and at the Closing Date, Price Waterhouse LLP shall have furnished to the Underwriters a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder;

               (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of the following:

                    (1) a reading of the minutes of the meetings, if any, of the stockholders, directors and the management committee of Video 44;

                    (2) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited interim financial statements of Video 44 included in the Registration Statement and reading the unaudited interim financial data for the period from the date of the latest audited balance sheet included in the Registration Statement to the date of the latest available interim financial data; and

                    (3) inquiries of certain officials of Video 44 who have responsibility for financial and accounting matters of Video 44 as to whether the unaudited financial statements referred to above comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder, nothing came to their attention which caused them to believe that:

                    (1) the unaudited financial statements included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder;

                    (2) any material modifications should be made to the unaudited financial statements for them to be in conformity with generally accepted accounting principles; or

                    (3) with respect to the period subsequent to September 30, 1995, at a specified date not more than five business days prior to the date of the letter, of Video 44 as compared with the amounts shown on the September 30, 1995 balance sheet included in the Registration Statement and the Prospectus, or for the period from October 1, 1995 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net revenues, or in total or per share amounts of net income of Video 44, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Video 44 as to the significance thereof unless said explanation is not deemed necessary by the Underwriters.

     References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (e) and (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (h) The NASD shall not have raised any objection to the fairness and reasonableness of the underwriting terms and arrangements which remain unresolved.

          (i) The Indenture shall have been executed by the parties thereto in the form heretofore approved by and delivered to you and such agreement shall not have been amended.

          (j) All of the conditions to have occurred on or prior to such time to the obligations of the Company and the Subsidiaries to consummate the Transactions shall have been satisfied or waived.

          (k) At or prior to the Closing Date, the Transactions shall have been or will be contemporaneously duly and validly consummated.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because of any condition to the obligations of the Underwriters set forth in Section 6 hereof, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

          8.  INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Underwriter specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Securities to such person in any case where delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus was supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph on the cover page, and under the heading "Underwriting" (except for statements relating to sales or dispositions of Old Notes (as defined in the Prospectus) by affiliates of the Company) in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and the Underwriters confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to its net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

           9. QUALIFIED INDEPENDENT UNDERWRITER. The Company hereby confirms that at its request Alex. Brown & Sons, Incorporated has without compensation acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities. The Company will indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

          10. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed ___% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          11. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or on the Nasdaq National Market System ("NMS"), (ii) trading in securities generally on NMS shall have been suspended or limited or minimum prices shall have been established on NMS, (iii) a banking moratorium shall have been declared either by federal or New York state authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

          12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          13. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2290 West 8th Avenue, Hialeah, Florida 33010, Attention: Chief Executive Officer.

          14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees and agents and controlling persons referred to in, and to the extent referred to in, Section 8 hereof, and no other person will have any right or obligation hereunder.

          15. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be entered into and wholly performed in such state.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                                        Very truly yours,

                                        TELEMUNDO GROUP, INC.


                                        By:
                                           --------------------------------
                                           Chief Executive Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
ALEX. BROWN & SONS INCORPORATED
BT SECURITIES CORPORATION

Acting on behalf of themselves

By:  Salomon Brothers Inc


     By:
        ------------------------------

     Its:
         -----------------------------

                                   SCHEDULE I


                                                                       Amount of
Underwriter                                                           Securities
-----------                                                           ----------

Salomon Brothers Inc
Alex. Brown & Sons Incorporated
BT Securities Corporation

Total

                                    EXHIBIT A

                                 FORM OF OPINION

     (a) each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to own and lease its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein the Prospectus states it owns or leases properties or conducts business except where a failure to be so qualified would not have a Material Adverse Effect on the Company or any such subsidiary;

     (b) the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock and indebtedness of the Company conforms to the descriptions thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable; the Company has all requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Documents; each of the Transaction Documents to which the Company or a subsidiary is a party has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of the Company or its subsidiary, enforceable against the Company or its subsidiary subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

     (c) all of the outstanding shares of capital stock of each of the Company's "significant subsidiaries", as defined in Regulation S-X under the Act, have been duly and validly authorized and issued and are fully paid and nonassessable, and all such outstanding shares are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest and, to the best knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances other than under the Credit Facility (as defined in the Prospectus);

     (d) to the best knowledge of such counsel, except as disclosed in the Prospectus, there are no outstanding rights, warrants, or options to acquire, or instruments convertible into or exchangeable for any shares of capital stock of or equity interest in the Company's subsidiaries;

     (e) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; the descriptions in the Registration Statement and the Prospectus of statutes, regulations, contracts, franchises, other documents, pending or threatened actions, suits or proceedings before any court or arbitrator, or brought by any governmental agency, authority or body fairly present the information required to be shown;

     (f) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b), have been filed in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements, schedules and other financial information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

     (g) the descriptions contained in the Prospectus under the heading "Certain Federal Income Tax Considerations" fairly summarize the matters therein described; the statements in the Prospectus under the headings "Principal Stockholders--Related Party Transactions" and "The Acquisition," insofar as such statements purport to summarize the provisions of agreements referred to therein, conform in all material respects to the terms of the applicable documents;


     (h) the Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Agreement, and the Company and its subsidiaries have all necessary corporate power and authority to enter into and consummate the Transactions and execute, deliver and perform their respective obligations under each Transaction Document. The execution, delivery and performance by the Company of its obligations under the Agreement, the Indenture and each Transaction Document, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly executed and delivered by the Company. Each Transaction Document has been or, by the Closing Date, will be duly executed and delivered by the Company substantially in the form previously delivered to you and, when executed and delivered by the Company and assuming due execution by the other parties thereto, will constitute legal, valid and binding obligations of the Company, enforceable against the

     Company in accordance with their respective terms. At or prior to the Closing Date, the Company will have duly executed and delivered each Transaction Document;

     (i) the Company has all requisite corporate power and authority to execute, issue and deliver the Securities and to incur and perform its obligations thereunder. The Securities have been duly authorized by the Company and, when executed, authenticated and issued in the manner provided for in the Indenture and the Securities, as applicable, and delivered against payment of the purchase price therefor as provided herein, the Securities will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that the provisions of the Indenture purport to waive benefits or advantages of any stay, extention or usury law. The Securities will conform in all material respects to the description thereof contained in the Prospectus;

     (j) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture; the Indenture has been duly authorized by the Company, will be substantially in the form heretofore delivered to you, and, when executed and delivered by the Company and assuming due execution by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that the provisions of the Indenture purport to waive benefits or advantages of any stay, extention or usury law. At the Closing Date, the Company will have duly executed and delivered the Indenture, and the Indenture will have been duly qualified under the Trust Indenture Act. The Indenture will conform in all material respects to the description thereof contained in the Prospectus;

     (k) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the Offering and the Transactions, except such as have been obtained under the Act, [in connection with the Acquisition] and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters;

     (l) neither the issue and sale of the Securities, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default, under any law (except Blue Sky laws, as to which such counsel expresses no opinion) or the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or the terms of any material agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries. For the purposes of such opinion, the term "material agreement" shall mean an agreement that was filed (or incorporated by reference) as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994;

     (m) to the best of such counsel's knowledge, except as described in the Prospectus or the Registration Rights Agreement, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement;


     (n) the consummation of the Offering and the Transactions and the execution and delivery by the Company and its subsidiaries of, and the performance by the Company and its subsidiaries of obligations under the Agreement, the Indenture and the Transaction Documents (to the extent each is a party thereto), did not or will not result in a violation of the Federal Communications Act of 1934, as amended, and the rules, regulations and orders promulgated thereunder (the "Communications Laws") by the Federal Communications Commission (the "FCC");

     (o) except for such approval of the FCC that has already been obtained, which approval, to such counsel's knowledge, is in full force and effect, no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required under the Communications Laws for the transactions contemplated in this Agreement, the Indenture and the Transaction Documents and the issuance and sale of the Securities;

     (p) The Company, its subsidiaries and Video 44 are the holders of the licenses issued by the FCC listed in an attachment to such opinion (the "FCC LICENSES"), all of which have been granted by the FCC; to the knowledge of counsel, such FCC Licenses constitute all of the FCC Licenses necessary for the Company, its subsidiaries and Video 44 to own their properties and to conduct their businesses in the manner and to the full extent now operated or proposed to be operated as described in either Prospectus;

     (q) Other than matters described in the Prospectus, such counsel does not know of any proceedings threatened or pending before the FCC against or involving the properties, businesses or FCC Licenses of the Company, any of its subsidiaries or Video 44, which could reasonably be expected to have a Material Adverse Effect excluding laws generally applicable to the television industry;

     In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Company's independent public accountants, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Prospectus and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus and, except solely as expressly stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement as of the Effective Date and as of the Closing Date or the Prospectus as of the date thereof and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any statement with respect to the financial statements, schedules and other financial information included in the Registration Statement or the Prospectus). References to the Prospectus in this Exhibit include any supplements thereto at the Closing Date.